UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 11, 2018

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (501) 205-8508 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2018 Inuvo, Inc., together with certain of its wholly-owned subsidiaries as co-borrowers, entered into the Amended and Restated Business Financing Agreement (the “Amended and Restated Financing Agreement”) with Western Alliance Bank. The Amended and Restated Financing Agreement, which is secured by all of our assets, amended and superseded in its entirety the Business Financing Agreement, as amended, that we entered into on March 1, 2012 with Bridge Bank, N.A. which is now owned by Western Alliance Bank. The Amended and Restated Financing Agreement does not have a term and either party may terminate upon notice to the other party. As a result of the amended terms of our lending relationship with Western Alliance Bank, our borrowing base with Western Alliance Bank is expected to increase.

The material amendments to the terms of our lending relationship with Western Alliance Bank set forth in the Amended and Restated Financing Agreement include:

●
a financed receivable arrangement which provides:
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85% of actual issued invoices at prime plus 1%; and
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a sub-limit on unbilled receivables based on 75% of up to $2,500,000 in unbilled invoices at prime plus 2%. This provision expires at the end of January 2019.
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certain fees, including, but not limited to:
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a facility fee of $11,765 was paid on the date of the agreement. Thereafter, an annual facility fee of 0.25% of the formula account balance will be due beginning on April 20, 2019;
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at the end of each month we are obligated to pay the lender a maintenance fee of 0.125% per month of the ending daily account balance for the relevant period;
●
we also paid a fee of $30,000 to the bank upon the execution of the agreement in lieu of issuing the bank a warrant; and
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$75,000 will be due the bank upon termination of the agreement or repayment of our obligations under the Amended and Restated Financing Agreement.
●
upon termination of the agreement by either party or upon an event of default all of our obligations to Western Alliance Bank become due and payable. Events of default include:
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our failure to make any payments when due or our failure to provide the bank with an enforceable first lien on or a security interest in the collateral;
●
the filing of a petition for bankruptcy protection, if we make a general assignment for the benefit of creditors, if a receiver is appointed for our business or if our business terminates; or
●
of the capital ownership of our company on the date of the agreement cease to own and control, directly and indirectly, at least 51% of the capital ownership of Inuvo, Inc., or if we cease to own and control, directly and indirectly, at least 100% of the capital ownership of each of our subsidiaries which are also borrowers; and
●
other customary events of default related to material adverse changes, cross defaults and breaches.

The foregoing description of the terms and conditions of the Amended and Restated Financing Agreement is qualified in its entirety by reference to the agreement which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended September 30, 2018.

Item 8.01 Other Events.

On October 15, 2018 the board of directors of Inuvo, Inc. appointed G. Kent Burnett, a member of the board, to the Audit Committee as the committee’s third member. Biographical information for Mr. Burnett, who is an independent director within the meaning of Section 803 of the NYSE American Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934, is contained in the proxy statement for our 2018 annual meeting of stockholders as filed with the Securities and Exchange Commission on May 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: October 17, 2018	By: /s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer

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